                                    FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):
January 31, 1995


Commission file number: 1-6828                              Commission file number: 1-7959

STARWOOD LODGING TRUST                                      STARWOOD LODGING CORPORATION
(Exact name of registrant as specified in its               (Exact name of registrant as specified in its
charter)                                                    charter)

Maryland                                                    Maryland
(State or other jurisdiction of incorporation or            (State or other jurisdiction of incorporation or
organization)                                               organization)

52-0901263 (I.R.S. employer identification number)          52-1193298 (I.R.S. employer identification number)

                                                            11845 W. Olympic Blvd.
11845 W. Olympic Blvd.                                      Suite 560
Suite 550                                                   Los Angeles, CA  90064
Los Angeles, CA  90064                                      (Address of principal executive offices, including
(Address of principal executive offices, including          zip code)
zip code)
                                                            310-575-3900
310-575-3900                                                (Registrant's telephone number, including area
(Registrant's telephone number, including area              code)
code)
                                                            Hotel Investors Corporation
Hotel Investors Trust                                       (Former name or former address, if changed since
(Former name or former address, if changed since            last report)
last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

                 On January 31, 1995 (the "Closing Date"), Starwood Lodging Trust (the "Trust") (formerly Hotel Investors Trust) and Starwood Lodging Corporation (the "Corporation") (formerly Hotel Investors Corporation), consummated the previously announced reorganization (the "Reorganization") with Starwood Capital Group, L.P. ("Starwood") and certain affiliates of Starwood (the "Starwood Partners"). The Reorganization was approved by the shareholders of the Trust and the stockholders of the Corporation at meetings held on December 15, 1994.

                 The Reorganization was effected pursuant to a Formation Agreement among the Trust, the Corporation, Starwood and the Starwood Partners (the "Formation Agreement") and other agreements entered into pursuant to the Formation Agreement. A copy of the Formation Agreement is incorporated by reference as an exhibit to this Report and certain of those agreements are filed as exhibits to this Report. The following description is qualified in its entirety by reference to the provisions of the Formation Agreement and such other agreements.

                 The Reorganization involved a number of related transactions that occurred simultaneously on the Closing Date pursuant to the terms of the Formation Agreement. Such transactions included (i) the contribution by the Trust to SLT Realty Limited Partnership (the "Realty Partnership") of all of the properties and assets of the Trust, subject to substantially all of the liabilities of the Trust (including the senior debt (the "Senior Debt") of the Trust), in exchange for an approximate 28.3% interest as a general partner in the Realty Partnership, (ii) the contribution by the Starwood Partners to the Realty Partnership of approximately $12,568,000 in cash and certain hotel properties and first mortgage notes, in exchange for limited partnership units representing the remaining approximate 71.7% interest in the Realty Partnership, (iii) the contribution by the Corporation and its subsidiaries to SLC Operating Limited Partnership (the "Operating Partnership") of all of their properties and operating assets (except for their gaming assets, which are to be contributed upon approval by Nevada gaming authorities), subject to substantially all of their liabilities, in exchange for an approximate 28.3% interest as a general partner in the Operating Partnership, and (iv) the contribution by the Starwood Partners to the Operating Partnership of approximately $1,432,000 in cash, furnishings and equipment of the hotel properties, in exchange for limited partnership units representing the remaining approximate 71.7% interest in the Operating Partnership.

                 The limited partnership units of the Realty Partnership and the Operating Partnership held by the Starwood Partners are (subject to the Ownership Limit Provisions of the Trust and the Corporation described below which are designed to preserve the status of the Trust as a REIT for tax purposes) exchangeable by the Starwood Partners, for, at the option of the Trust and the Corporation, either cash, Paired Shares of the Trust and the Corporation representing up to approximately 71.7% of the Paired Shares after such exchange, or a combination of cash and such Paired Shares.

                 In addition if, prior to June 15, 1995, an affiliate of Starwood acquires Senior Debt, such affiliate will exchange up to $12,000,000 of such Senior Debt for up to an additional approximate 3.0% of the outstanding limited partnership units of the Realty Partnership and the Operating Partnership. Such affiliate of Starwood is the general partner of a partnership which has the right to acquire approximately $74.0 million of Senior Debt. Any such units issued pursuant to such exchange would be exchangeable for Paired Shares on the same basis as other units issued to the Starwood Partners in connection with the Reorganization.

                 In connection with the consummation of the Reorganization, the Trust amended (the "Trust Amendment") the Amended and Restated Declaration of Trust of the Trust (the "Trust Declaration") to (i) change the name of the Trust to "Starwood Lodging Trust", (ii) create a classified Board of Trustees of the Trust, (iii) eliminate the cumulative voting provisions of the Declaration of Trust, (iv) increase the number of authorized Trust shares to 100 million and change the par value of the Trust shares from $1.00 per share to $.01 per share, (v) eliminate the provision limiting the principal amount of Trust borrowing to no more than 300% of the net assets of the Trust and (vi) eliminate the provisions prohibiting the Trust from (A) making any investment in real property in an amount that exceeds 40% of the sum of the Trust's net worth and subordinated indebtedness, (B) making any investment in unimproved non-income producing real property that exceeds 10% of the Trust's assets and
(C) investing in certain types of assets or engaging in certain other activities.

                 The Corporation also amended and restated its Articles of Incorporation (the "Restated Articles") to (i) change the name of the Corporation to "Starwood Lodging Corporation", (ii) create a classified Board of Directors of the Corporation and provide for removal of directors only for cause, (iii) eliminate the cumulative voting provisions of the Articles of Incorporation, (iv) increase the number of authorized shares of common stock of the Corporation to 100 million and change the par value of the Corporation shares from $.10 per share to $.01 per share.

                 In addition, Trust Amendment and the Restated Articles added new provisions (the "Ownership Limit Provisions") which updated and replaced provisions which are designed to allow the Trust to qualify as a real estate investment trust for federal income tax purposes. The Ownership Limit Provisions provide that, subject to certain exceptions specified in the Trust Declaration and the Restated Articles, no shareholder may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code of 1986, as amended (the "Code"), more than 8.0%, whether measured by vote, value or number (the "Ownership Limit"), of Paired Shares, shares of Preferred Stock of the Corporation or preferred shares of the Trust (collectively, "Preferred Stock") which may be issued, or any combination thereof; provided that, for shareholders who owned as of the date of the Trust Amendment and the Restated Articles, 8.0% or more of the Paired Shares ("Existing Holders"), the Ownership Limit is equal to the lesser of 9.9% and the number of Paired Shares owned or deemed to be owned on such date (unless the percentage ownership of an Existing Holder shall subsequently be decreased, in which case the Ownership Limit for such Existing Holder will be equal to the greater of 8.0% and the percentage owned after giving effect to such decrease).

                 In the event of a purported transfer or other event that would, if effective, result in the ownership of Paired Shares or shares of Preferred Stock in violation of the Ownership Limit Provisions, such transfer with respect to that number of shares that would be owned by the transferee in excess of the Ownership Limit Provisions would be deemed void ab initio and such Paired Shares or shares of Preferred Stock would automatically be exchanged for Excess Trust Shares of the Trust and Excess Common Stock of the Corporation or Excess Preferred Shares of the Trust and Excess Preferred Stock of the Corporation, respectively (collectively, "Excess Stock"), pursuant to the provisions set forth in the Trust Declaration and the Restated Articles, to the extent necessary to ensure that the purported transfer or other event does not result in ownership of Paired Shares or shares of Preferred Stock or Excess Stock in violation of the Ownership Limit Provisions. Any purported transferee or other purported holder of Excess Stock is required to give written notice to the Trust and the Corporation of a purported transfer or other event that would result in the issuance of Excess Stock.

                 The foregoing description is a summary of the amendments effected by the Trust Amendment and the Restated Articles (including, without limitation, the Ownership Limit Provisions). Such summary is qualified in its entirety by reference to the provisions of the Trust Declaration and the Restated Articles, each of which is filed as an exhibit to this Report.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a) Financial Statements of Business Acquired. The historical financial statements required to be provided in this Form 8-K will be filed under cover of Form 8-K/A not later than 60 days after this Form 8-K must be filed.

         (b) Pro Forma Financial Information. The pro forma financial information required to be provided in this

                 Form 8-K will be filed under cover of Form 8-K/A not later than 60 days after this Form 8-K must be filed.

         (c)     Exhibits.

                 2.1 Formation Agreement dated as of November 11, 1994 among the Trust, the Corporation, the Starwood Partners and Starwood (incorporated herein by reference to Exhibit 2 to the Registrants' Current Report on Form 8-K dated November 16, 1994).

                 2.2 Exchange Rights Agreement dated as of January 1, 1995 among the Trust, the Corporation, the Realty Partnership, the Operating Partnership and the Starwood Partners.

                 2.3 Registration Rights Agreement dated as of January 1, 1995 among the Trust, the Corporation and Starwood.

                 2.4 Limited Partnership Agreement for the Realty Partnership dated as of December 15, 1994 among the Trust and the Starwood Partners.

                 2.5 Limited Partnership Agreement for the Operating Partnership dated as of December 15, 1994 among the Corporation and the Starwood Partners.

                 3.1 Amended and Restated Declaration of Trust, as amended, of the Trust.

                 3.2 Articles of Amendment and Restatement of Articles of Incorporation of the Corporation.

                                 EXHIBIT INDEX


EXHIBIT
NUMBER           DESCRIPTION OF EXHIBIT
- -------          ----------------------

  2.1 Formation Agreement dated as of November 11, 1994 among the Trust, the Corporation, the Starwood Partners and Starwood (incorporated herein by reference to Exhibit 2 to the Registrants' Current Report on Form 8-K dated November 16,
                 1994).

  2.2 Exchange Rights Agreement dated as of January 1, 1995 among the Trust, the Corporation, the Realty
                 Partnership, the Operating Partnership and the Starwood Partners.

  2.3 Registration Rights Agreement dated as of January 1, 1995 among the Trust, the Corporation and Starwood.

  2.4            Limited Partnership Agreement for the Realty
                 Partnership dated as of December 15, 1994 among the Trust and the Starwood Partners.

  2.5            Limited Partnership Agreement for the Operating
                 Partnership dated as of December 15, 1994 among the Corporation and the Starwood Partners.

  3.1 Amended and Restated Declaration of Trust, as amended, of the Trust.

  3.2 Articles of Amendment and Restatement of Articles of Incorporation of the Corporation.

                                   SIGNATURES



                 Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.


STARWOOD LODGING TRUST                     STARWOOD LODGING CORPORATION



By: /s/ JEFFREY C. LAPIN                   By: /s/ KEVIN E. MALLORY
    -----------------------------              ---------------------------------
    Jeffrey C. Lapin                           Kevin E. Mallory
    President                                  Executive Vice President


Date:  February 10, 1995